Exhibit 99.1

Unique Fabricating, Inc. Reports Second Quarter 2019 Financial Results

Auburn Hills, MI - August 7, 2019 -- Unique Fabricating, Inc. ("Unique” or the "Company”)(NYSE American: UFAB), which engineers and manufactures multi-material foam, rubber, and plastic components utilized in noise, vibration and harshness management and air/water sealing applications for the automotive and industrial market, today announced its financial results for the second quarter ended June 30, 2019.
Second Quarter 2019 Financial Highlights and Subsequent Events

•	Revenue of $38.9 million in the second quarter of 2019, compared to $45.7 million in the second quarter of 2018

•
Net loss of ($7.6) million, or $(0.78) per basic and diluted share in the second quarter of 2019, compared to net income of $1.8 million, or $0.18 per basic and diluted share in the second quarter of 2018

•
Adjusted EBITDA of $2.9 million in the second quarter of 2019, including $6.8 million non-cash charges specifically related to the impairment of goodwill and $1.8 million non-cash charges specifically related to depreciation and amortization and non-cash stock awards, compared to $0 for the impairment of goodwill and $1.7 million non-cash charges specifically related to depreciation and amortization and non-cash stock awards in the second quarter of 2018(1)

•	Adjusted diluted earnings per share of $0.02 in the second quarter of 2019 versus $0.23 in the second quarter of 2018(1)

(1) For a reconciliation of GAAP to Non-GAAP results for Adjusted EBITDA and Adjusted diluted earnings per share please refer to the financial tables below.

“Unique executed on cost reduction efforts to better position the company for improved financial results in the second half of this year and accelerated plans to further reduce its fixed costs during the quarter as North American auto production continued to soften,” commented Tom Tekiele, Chief Financial Officer. “Unique is continuing to experience the impact of the loss of business with two major non-automotive customers as a result of our strategic decision to close our Ft. Smith facility last year. We had hoped this would be offset by the ramp up of several major new production programs but these launches have been slower than anticipated. While the delays are unrelated to Unique directly, we have been negatively impacted as a result of changes to specific customers production schedules. We are cautiously optimistic that production will begin to ramp up as forecasted soon and that the sales shortfall caused by the delay will be made up in the second half of this year.”

“In response to the revenue headwinds and challenges we are facing, we have again accelerated efforts to reduce fixed costs and further improve our operational efficiency,” Tekiele added. “During the second quarter, we made the strategic decision to pull forward plans to close our Evansville, Indiana plant, which was scheduled for the first half of 2020, to September of this year. On an annualized basis, this action will reduce our overhead by more than $850,000 per year. In addition, we continue to evaluate additional opportunities to better leverage our geographic footprint and we believe there are several additional steps we can take to further streamline our organization to improve our performance while simultaneously reducing our overall cost structure.”

"To further enhance our financial position, subsequent to the end of the second quarter, we were able to secure an amendment to our credit agreement with our lenders which included a permanent waiver for our leverage covenant violation at the end of the first quarter, as well as revised covenant levels which we believe are consistent with our current financial outlook going forward," Tekiele continued.

“On a positive note, based on our current visibility of awarded programs and new business we are currently working to secure, we are targeting that we will be back to revenue growth in excess of the growth in the underlying automotive market in 2020, and that in combination with the actions we are taking currently to reduce our cost structure, we believe that this could lead to improved profitability growth as well."

Tekiele concluded, “Our efforts to identify a new CEO are progressing as planned. In the meantime, our leadership team is focused on ramping up new programs that we expect will better position Unique to mitigate the volatility we experienced during the first half of 2019. Based on our current visibility of awarded programs, we also expect that our results will improve incrementally over the second half of 2019.”

Second Quarter Financial Summary

Total revenue for the quarter ended June 30, 2019 decreased to $38.9 million, down 14.9%, or $6.8 million from $45.7 million during the same period last year. The decrease was primarily driven by the 1% decline in North American vehicle production quarter over quarter, the loss of business due to end of life of certain vehicle platforms, the loss of business at two major non-automotive customers as a result of our decision to close our Ft. Smith, Arkansas facility in June of 2018, as well as significant declines in production on some of our highest content vehicle platforms.

Gross profit for the quarter ended June 30, 2019 was $8.2 million, or 21.1% of total revenue, compared to $11.2 million, or 24.4% of total revenues, for the corresponding period last year. The decrease in gross profit was primarily related to the decline in revenues.

Goodwill impairment for the quarter ended June 30, 2019 was $6.8 million related to a decline in market capitalization for the period, compared to $0 in the same period last year.

Restructuring expense for the quarter ended June 30, 2019 was $0.7 million compared to $0.5 million in the same period last year.

Net loss for the quarter ended June 30, 2019 was $(7.6) million, or $(0.78) per basic and diluted share, compared to net income of $1.8 million, or $0.18 per basic and diluted share, in the second quarter of 2018. The net loss for the period was primarily due to the goodwill impairment and restructuring expenses described above, as well as the lower sales during the quarter that resulted in a gross profit decline, and higher interest expense due to a non-cash unfavorable mark-to-market on an interest rate swap as well as higher interest rates.

Adjusted EBITDA for the quarter ended June 30, 2019 was $2.9 million compared to $5.6 million in the second quarter of 2018. The decrease is primarily a result of the lower sales and gross margins as a percentage of sales described above. Please refer to the financial tables below for a reconciliation of GAAP to Non-GAAP results.

Adjusted diluted earnings per share for the quarter ended June 30, 2019 was $0.02 compared to $0.23 in the second quarter of 2018. Please refer to the financial tables below for a reconciliation of GAAP to Non-GAAP results.

Further non-cash purchase accounting impacts associated with the Company's acquisitions are detailed in the Purchase Accounting Impacts and Other Effects table below accompanying this release.

Year to Date Financial Summary

Total revenue for the first six months of 2019 decreased to $78.4 million, down 15.8%, or $14.7 million from $93.1 million during the same period last year. The decrease was primarily driven by the 2.4% decline in North American vehicle production year over year, the loss of business due to end of life of certain vehicle platforms, the loss of business at two major non-automotive customers as a result of our decision to close our Ft. Smith, Arkansas facility in June of 2018, as well as the discontinuation of several passenger car platforms at automotive OEMs.

Gross profit for the first six months of 2019 was $16.5 million, or 21.1% of total revenue, compared to $22.3 million, or 23.9% of total revenues, for the corresponding period last year. The decrease in gross profit was primarily related to the decline in revenues.

Restructuring expense for the first six months of 2019 was $0.8 million compared to $1.0 million in the same period last year.

Net loss for first six months of 2019 was $(7.8) million, or $(0.80) per basic and diluted share, compared to net income of $3.3 million, or $0.33 per basic and diluted share, in the corresponding period last year. The net loss for the period was primarily due to the goodwill impairment and restructuring expenses described above, as well as the lower sales during the year that resulted in a gross profit decline, and higher interest expense due to a non-cash unfavorable mark-to-market on an interest rate swap, as well as higher interest rates.

Adjusted EBITDA for the first six months of 2019 was $5.8 million compared to $10.5 million in the same period last year. The decrease is primarily a result of the lower sales and gross margins as a percentage of sales described above. Please refer to the financial tables below for a reconciliation of GAAP to Non-GAAP results.

Adjusted diluted earnings per share for the first six months of 2019 was $0.03 compared to $0.43 in the same period last year. Please refer to the financial tables below for a reconciliation of GAAP to Non-GAAP results.

Further non-cash purchase accounting impacts associated with the Company's acquisitions are detailed in the Purchase Accounting Impacts and Other Effects table below accompanying this release.

Balance Sheet Summary
As of June 30, 2019, the Company had approximately $1.1 million in cash and cash equivalents, as compared to December 30, 2018 when the Company had $1.4 million in cash and cash equivalents. Total debt outstanding as of June 30, 2019 was $52.3 million compared to $55.9 million as of December 30, 2018.

As of June 30, 2019, the Company had $14.1 million of available unused capacity, further subject to borrowing base restrictions and outstanding letters of credit, under its $30.0 million Revolving Line of Credit.

Quarterly Results Conference Call
Unique Fabricating will host a conference call and live webcast to discuss these results today at 9:00 a.m. Eastern Time. To access the call, please dial 1-844-602-0380 (toll-free) or 1-862-298-0970. The conference call will also be webcast live on the Investor Relations section of the company's website at http://uniquefab.investorroom.com

Following the conclusion of the live call, a replay of the webcast will be available on the Investor Relations section of the Company's website for at least 90 days. A telephonic replay of the conference call will also be available from 12:00PM ET on August 7, 2019 until 11:59PM ET on August 22, 2019 by dialing 1-877-481-4010 (United States) or 1-919-882-2331 (international) and using the pin number #51798.

About Unique Fabricating, Inc.
Unique Fabricating, Inc. (NYSE American: UFAB) engineers and manufactures components for customers in the automotive and industrial appliance markets. The Company’s solutions are comprised of multi-material foam, rubber, and plastic components and utilized in noise, vibration and harshness (NVH) management, acoustical management, water and air sealing, decorative and other functional applications. Unique leverages proprietary manufacturing processes, including die cutting, thermoforming, compression molding, fusion molding, and reaction injection molding to manufacture a wide range of products including air management products, heating ventilating and air conditioning (HVAC), seals, fender stuffers, air ducts, acoustical insulation, door water shields, gas tank pads, light gaskets, topper pads, mirror gaskets and glove box liners. The Company is headquartered in Auburn Hills, Michigan. For more information, visit http://www.uniquefab.com/.

About Non-GAAP Financial Measures
We present Adjusted EBITDA and Adjusted Diluted Earnings Per Share in this press release to provide a supplemental measure of our operating performance. We define Adjusted EBITDA as earnings before interest expense, income tax expense, depreciation and amortization expense, non-cash stock awards, goodwill impairment, non-recurring integration expense, transaction fees related to our acquisitions, restructuring expenses, and one-time consulting and licensing ERP system implementation costs as we implement a new ERP system at all locations. We calculate Adjusted Diluted Earnings Per Share based upon earnings before non-cash stock awards, non-recurring expenses, transaction fees, and restructuring expenses, including the tax impact associated with these adjusting items. We believe that Adjusted EBITDA and Adjusted Diluted Earnings Per Share are useful performance measures used by us to facilitate a comparison of our operating performance and earnings on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under generally accepted accounting principles in the United States of America (GAAP) can provide alone. Our board and management also use Adjusted EBITDA as one of the primary methods for planning and forecasting overall expected performance and for evaluating on a quarterly and annual basis actual results against such expectations, and as a performance evaluation metric in determining achievement of certain compensation programs and plans for Company management. In addition, the financial covenants in our senior secured credit facility are based on Adjusted EBITDA, as presented in this press release, subject to dollar limitations on certain adjustments and certain other addbacks permitted by our senior secured credit facility. These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation as a substitute for analysis of Unique Fabricating's results as reported under GAAP.
Safe Harbor Statement
Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause the Company's or the Company's industry's actual results, levels of activity, performance or achievements including statements relating to the Company’s 2019 Outlook to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by this press release. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions are used to identify these forward looking statements. Such forward-looking statements include statements regarding, among other things, our expectations about revenue, Adjusted EBITDA, and adjusted diluted earnings per share. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, those discussed in our Annual Report on Form 10-K for the year ended December 30, 2018 filed with the Securities and Exchange Commission and in particular the Section entitled “Risk Factors”, as well as any updates to those risk factors filed from time to time in our periodic and current reports filed with the Securities and Exchange Commission. All statements contained in this press release are made as of the date of this press release, and Unique Fabricating does not intend to update this information, unless required by law. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.

Investor Contact:
FNK IR
Rob Fink
646-809-0408
rob@fnkir.com

Source: Unique Fabricating, Inc.

UNIQUE FABRICATING, INC.
Consolidated Statements of Operations (Unaudited)

	Thirteen Weeks Ended June 30, 2019	Thirteen Weeks Ended July 1, 2018	Twenty-Six Weeks Ended June 30, 2019	Twenty-Six Weeks Ended July 1, 2018
Net sales	$38,889,050	$45,742,370	$78,355,987	$93,046,523
Cost of sales	30,676,940	34,553,348	61,843,875	70,777,354
Gross profit	8,212,110	11,189,022	16,512,112	22,269,169
Selling, general, and administrative expenses	7,423,533	7,378,506	14,696,245	15,345,488
Impairment of goodwill	6,760,397	—	6,760,397	—
Restructuring expenses	733,995	538,117	824,539	980,384
Operating income	(6,705,815)	3,272,399	(5,769,069)	5,943,297
Non-operating (expense) income
Other (expense) income, net	25,249	(28,299)	42,799	(64,333)
Interest expense	(1,331,785)	(860,714)	(2,431,734)	(1,596,473)
Total non-operating expense, net	(1,306,536)	(889,013)	(2,388,935)	(1,660,806)
(Loss) income – before income taxes	(8,012,351)	2,383,386	(8,158,004)	4,282,491
Income tax (benefit) expense	(389,056)	632,377	(345,592)	1,019,593
Net (loss) income	$(7,623,295)	$1,751,009	$(7,812,412)	$3,262,898
Net (loss) income per share
Basic	$(0.78)	$0.18	$(0.80)	$0.33
Diluted	$(0.78)	$0.18	$(0.80)	$0.33
Cash dividends declared per share	$—	$0.15	$0.05	$0.30

UNIQUE FABRICATING, INC.
Consolidated Balance Sheets (Unaudited)

	June 30, 2019	December 30, 2018
Assets
Current assets
Cash and cash equivalents	$1,055,038	$1,409,593
Accounts receivable – net	28,132,933	30,831,182
Inventory – net	15,221,451	16,285,507
Prepaid expenses and other current assets:
Prepaid expenses and other	2,229,757	2,511,486
Refundable taxes	1,232,505	983,073
Total current assets	47,871,684	52,020,841
Property, plant, and equipment – net	25,480,646	25,077,745
Goodwill	22,110,782	28,871,179
Intangible assets– net	13,594,896	15,568,383
Other assets
Investments – at cost	1,054,120	1,054,120
Deposits and other assets	225,207	198,854
Deferred tax asset	602,071	496,181
Total assets	$110,939,406	$123,287,303
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$11,915,902	$11,465,222
Current maturities of long-term debt	2,923,123	3,350,000
Income taxes payable	—	40,634
Accrued compensation	2,347,998	2,848,282
Other accrued liabilities	1,017,115	1,432,109
Total current liabilities	18,204,138	19,136,247
Long-term debt – net of current portion	33,806,672	34,667,768
Line of credit-net	15,613,556	17,904,869
Other long-term liabilities	957,125	395,154
Deferred tax liability	1,672,762	2,295,105
Total liabilities	70,254,253	74,399,143
Stockholders’ Equity
Common stock, $0.001 par value – 15,000,000 shares authorized and 9,779,147 and 9,779,147 issued and outstanding at March 31, 2019 and December 30, 2018, respectively	9,780	9,780
Additional paid-in-capital	45,980,210	45,881,848
Retained earnings	(5,304,837)	2,996,532
Total stockholders’ equity	40,685,153	48,888,160
Total liabilities and stockholders’ equity	$110,939,406	$123,287,303

UNIQUE FABRICATING, INC.
Consolidated Statements of Cash Flows (Unaudited)

	Twenty-Six Weeks Ended June 30, 2019	Twenty-Six Weeks Ended July 1, 2018
Cash flows from operating activities
Net income	$(7,812,412)	$3,262,898
Adjustments to reconcile net income to net cash used in operating activities:
Impairment of goodwill	6,760,397	—
Depreciation and amortization	3,404,281	3,285,818
Amortization of debt issuance costs	88,743	71,072
Loss on sale of assets	5,459	12,138
Bad debt adjustment	122,279	125,698
Loss (gain) on derivative instrument	664,934	(25,098)
Stock option expense	98,362	65,940
Deferred income taxes	(728,233)	(55,542)
Changes in operating assets and liabilities that provided (used) cash:
Accounts receivable	2,575,970	(5,042,406)
Inventory	1,064,056	(410,782)
Prepaid expenses and other assets	(97,022)	921,250
Accounts payable	(106,640)	2,214,196
Accrued and other liabilities	(955,912)	(64,156)
Net cash provided by operating activities	5,084,262	4,361,026
Cash flows from investing activities
Purchases of property and equipment	(1,880,201)	(3,368,448)
Proceeds from sale of property and equipment	41,048	11,850
Net cash used in investing activities	(1,839,153)	(3,356,598)
Cash flows from financing activities
Net change in bank overdraft	557,320	(306,128)
Payments on term loans and note payable	(2,637,500)	(1,800,000)
Proceeds from capital expenditure line	1,300,000	—
(Repayment) proceeds from revolving credit facilities, net	(2,330,527)	3,547,519
Proceeds from exercise of stock options and warrants	—	34,000
Distribution of cash dividends	(488,957)	(2,930,223)
Net cash used in financing activities	(3,599,664)	(1,454,832)
Net decrease in cash and cash equivalents	(354,555)	(450,404)
Cash and cash equivalents – beginning of period	1,409,593	1,430,937
Cash and cash equivalents – end of period	$1,055,038	$980,533
Supplemental disclosure of cash flow Information – cash paid for
Interest	$1,908,549	$1,510,524
Income taxes	$291,842	$962,500

UNIQUE FABRICATING, INC.
Reconciliation of GAAP Net Income to Adjusted EBITDA

	Thirteen Weeks Ended June 30, 2019	Thirteen Weeks Ended July 1, 2018	Twenty Six Weeks Ended June 30, 2019	Twenty Six Weeks Ended July 1, 2018
GAAP Net income	$(7,623,295)	$1,751,009	$(7,812,412)	$3,262,898
Plus: Interest expense, net	1,331,785	860,714	2,431,734	1,596,473
Plus: Income tax expense (benefit)	(389,056)	632,377	(345,592)	1,019,583
Plus: Depreciation and amortization	1,702,470	1,651,444	3,404,281	3,285,818
Plus: Non-cash stock award	65,681	32,681	98,362	65,941
Plus: Non-recurring integration expenses	68,331	—	68,331	—
Plus: Restructuring expenses	733,995	538,117	824,539	980,384
Plus: One-time consulting and licensing ERP system implementation costs	221,196	138,983	394,676	319,684
Plus: Goodwill impairment	6,760,397	—	6,760,397	—
Adjusted EBITDA	$2,871,504	$5,605,325	$5,824,316	$10,530,781

UNIQUE FABRICATING, INC.
Reconciliation of GAAP Net Income to Adjusted Diluted Earnings Per Share

	Thirteen Weeks Ended June 30, 2019	Thirteen Weeks Ended July 1, 2018	Twenty Six Weeks Ended June 30, 2019	Twenty Six Weeks Ended July 1, 2018
GAAP Net income	$(7,623,295)	$1,751,009	$(7,812,412)	$3,262,898
Plus: Non-cash stock award	65,681	32,681	98,362	65,941
Plus: Non-recurring expenses	68,331	—	68,331	—
Plus: Restructuring expenses	733,995	538,117	824,539	980,384
Plus: One-time consulting and licensing ERP system implementation costs	221,196	138,983	394,676	319,684
Plus: Impairment of goodwill	6,760,397	—	6,760,397	—
Less: Tax impact	—	(188,324)	—	(322,125)
Adjusted Net income	$226,305	$2,272,466	$333,893	$4,306,782

Diluted weighted average shares outstanding	9,779,147	9,916,999	9,779,147	9,914,688
Net income per share
Diluted - GAAP	$(0.78)	$0.18	$(0.80)	$0.33
Diluted - Adjusted	$0.02	$0.23	$0.03	$0.43

UNIQUE FABRICATING, INC.
Purchase Accounting Impacts and Other Effects

	Thirteen Weeks Ended June 30, 2019	Thirteen Weeks Ended July 1, 2018	Twenty Six Weeks Ended June 30, 2019	Twenty Six Weeks Ended July 1, 2018
Non-cash purchase accounting impacts
Customer relationships amortization	$836,797	$836,797	$1,673,594	$1,673,594
Trade name amortization	72,926	72,926	134,470	145,852
Non-compete amortization	6,183	44,162	6,183	88,324
Unpatented technology	76,529	76,529	153,058	153,058
Less: Tax impact	(70,674)	(273,369)	(131,992)	474,660
Net income effect	$921,761	$757,045	$1,835,313	$2,535,488

Net income per share impact
GAAP - Basic	$0.09	$0.08	$0.19	$0.16
GAAP - Diluted	$0.09	$0.08	$0.19	$0.16